SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported): February 5, 1996



                          Xechem International, Inc.
            (Exact name of Registrant as Specified in its Charter)



      Delaware                  0-23788                   22-3284803
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



                       100 Jersey Avenue, Bldg. B, #310
                          New Brunswick, N.J. 08901
                   (Address of Principal Executive Offices)


Registrant's telephone number, including area code:      (908) 247-3300

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Item 5.  Other Events

      On February 4, 1997, Xechem International, Inc. (the "Company") received notice after close of business from the Nasdaq Stock Market ("Nasdaq") that the Company's common stock and warrants have been delisted from further trading on Nasdaq effective at the close of business on February 4, 1997. The Company has not yet determined whether it will appeal the hearing panel's decision. The Company is also investigating the possibility of listing its common stock and warrants on a regional stock exchange. Subsequent to such delisting, the Company expects that trading for both the Company's common stock and warrants will be conducted on the OTC Bulletin Board or in the over-the-counter market on what is commonly referred to as the "pink sheets".


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                                   SIGNATURES

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  Xechem International, Inc.



                                    By:          /s/ Ramesh C. Pandey
                                      Dr. Ramesh C. Pandey, President and Chief
                                Executive Officer





Dated: February 10, 1997


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